UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2005

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement

On December 29, 2005, Millennium Bank issued to AWI Gaming, Inc. (“AWIG”), a wholly-owned subsidiary of American Wagering, Inc. (the “Company”), a financing commitment letter in the amount of $1,100,000 for the acquisition by AWIG of Sturgeon’s Inn & Casino in Lovelock, Nevada (“Sturgeon’s”). The proceeds of the financing, which will be secured by a first deed of trust on the Sturgeon’s property, will be used by AWIG to complete the acquisition of Sturgeon’s, subject to approval of the Nevada gaming regulators.

The terms of the commitment are as follows:

Borrower:	AWIG

Guarantor:	The Company

Facility:	Interest-only commercial loan

Loan Amount:	$1,100,000

Rate:	Wall Street Journal listed prime plus 2.0% floating daily

Term:	2 years from date of closing

Collateral:	1st Deed of Trust on Sturgeon’s

Closing Date:	1st day of the month following Nevada Gaming Commission approval of the acquisition

Prepayment Penalty:	None

Closing Costs:	Normal closing costs and out-of pocket expenses including, but not limited to, title insurance, flood certificate, tax certificate, credit report, appraisal fee, recording fees, release fees and loan origination fee of 2%

The loan is subject to the following conditions prior to closing

•	Acceptable appraisal of Sturgeon’s

•	Executed documents by AWIG and the participant bank (Great Basin Bank of Nevada)

•	Nevada Gaming Commission approval of the acquisition

•	Title commitment policy for $1,100,000 identifying Millennium Bank in first lien position

A copy of the commitment is included as Exhibit 10.1 hereto. In addition, a copy of the Company’s press release relating to this matter is included as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits:

10.1	Loan commitment letter dated December 29, 2005

99.1	Press release dated December 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2006

AMERICAN WAGERING, INC.

/s/ Timothy F. Lockinger
Name:	Timothy F. Lockinger
Title:	Chief Financial Officer, Secretary
and Treasurer